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                                                                     Exhibit B-3

                                     BY-LAWS

                                       of

                         NISOURCE RETAIL SERVICES, INC.

                              ---------------------

                                   AS ADOPTED

                                December 12, 2003
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                                                                          PAGE 1
                                     BY-LAWS

                                    ARTICLE I

                                 IDENTIFICATION

         Section 1.1. Name. The name of the corporation shall be NiSource Retail Services, Inc. (hereinafter referred to as the "Corporation").

        Section 1.2. Seal. The corporate seal of the Corporation shall, if the Corporation elects to have one, be a circular disc, on the outer margin of which shall appear the corporate name and State of Delaware, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper. The Secretary shall be in charge of the seal.

        Section 1.3. Fiscal Year. The fiscal year of the Corporation shall be the period of twelve calendar months ending on December 31 in each year.

                                   ARTICLE II

                                 CAPITAL SHARES

        Section 2.1. Consideration for Shares. The Board of Directors shall cause the Corporation to issue the capital shares of the Corporation for such consideration as determined by the Board of Directors.

        Section 2.2. Payment of Shares. The consideration for the issuance of the capital shares of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation. Promissory notes or future services shall not be accepted in payment or part payment of any of the capital shares of the Corporation.

        Section 2.3. Certificates for Shares. The Corporation shall issue to each stockholder a certificate signed by at least two officers of the Corporation certifying the number of shares held by the stockholder in the Corporation. Where such certificate is also signed by a transfer agent or registrar, the signatures of the two officers may be facsimiles. The certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of

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each share or a statement that such shares have no par value, and whether such shares have been fully paid, the certificate shall be legibly stamped to indicate the per centum which has been paid, and as further payments are made thereon the certificate shall be stamped accordingly.

        Section 2.4. Form of Certificates. The certificates to represent the capital shares of this Corporation shall be in such form, not inconsistent with the laws of the State of Delaware, as may be adopted by the Board of Directors.

        Section 2.5. Transfer of Shares. Title to a certificate and to the shares represented thereby can be transferred only by delivery of either:

        (1) the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

        (2) the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

        Section 2.6. Closing of Transfer Books. The transfer books shall be closed for a period of ten days prior to the date set for any meeting of stockholders, and during such period no new certificate of shares shall be issued by the Corporation and no change or transfer shall be made upon the records thereof.

        Section 2.7. Lost Certificates. The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

        Section 2.8. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE III

                            MEETINGS OF STOCKHOLDERS

        Section 3.1. Place of Meetings. All meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be specified from time to time in the respective notices of any such meetings.

        Section 3.2. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at a time fixed by the Board of Directors, on the third Tuesday in the month of May of each year, if such day is not a legal holiday, and if a holiday, then on the next business day which is not a legal holiday. If for any reason the annual meeting of the stockholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, but not later than the date which is five months after the close of the Corporation's fiscal year, or the date which is fifteen months after the last annual meeting, whichever is earlier.

        Section 3.3. Special Meetings. Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the President, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice. A special meeting of stockholders shall be called by the President upon the written request, stating time, place, and the purpose or purposes of the meeting, of stockholders who together own of record 25% of the outstanding stock of all classes entitled to vote at such meeting.

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                                                                          PAGE 3

        Section 3.4. Notice of Meetings. The Secretary, or other officers or persons calling a stockholder meeting shall give written or oral notice to each holder of the capital shares of the Corporation who are entitled to vote as of the record date for such meeting. Such notice shall indicate the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, and if a written notice it shall be sent to such address as appears upon the records of the Corporation. Such notice shall be given at least ten (10) days and not more than sixty (60) days before the date of the meeting. Notice of any such meeting may be waived by any stockholder by delivering to the Secretary a written waiver. Attendance at any meeting, in person or by proxy shall constitute a waiver of notice of such meeting.

        Section 3.5. Voting at Meetings. Every stockholder shall have the right at every stockholders' meeting of the Corporation to one vote for each share held according to the books of the Corporation. However, no share shall be voted at any meeting which is held by the Corporation, unless the Corporation holds such share in a fiduciary capacity.

        Section 3.6. Proxies. A stockholder may vote, either in person or by proxy executed in writing by the stockholder or a duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months from the date of its execution, unless a different period is expressly provided therein.

        Section 3.7. Quorum. At any meeting of stockholders, a majority of the capital shares outstanding and entitled by the Articles of Incorporation to vote, represented in person or by proxy shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 3.8. Organization. The President, or in the President's absence, a Vice President, or in their absence, any stockholder chosen by the stockholders present, shall call meetings of the stockholders to order and shall act as chairman of such meetings, and the Secretary or an assistant secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary or an assistant secretary, the presiding officer may appoint a stockholder to act as secretary of the meeting.

        The Secretary of the Corporation shall act as Secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as Secretary of the meeting.

        Section 3.9. Record Date. For purposes of determining which stockholders are entitled to notice of or to vote at any meeting of stockholders meeting, or which stockholders may demand a special meeting, or are entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights or take any other action, the President may fix, in advance, a future date as the record date which shall not be more than sixty
(60) days nor less than ten (10) days before the date of the meeting or any other action requiring a determination by stockholders.

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                                   ARTICLE IV

                               BOARD OF DIRECTORS

        Section 4.1. Board of Directors. The Board of Directors shall consist of not less than one (1) nor more than five (5) members, as determined from time to time by the Board of Directors, who shall be elected annually by a plurality of the votes cast by the shares entitled to vote and represented at an annual meeting of the stockholders at which a quorum exists. Such directors shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

        Section 4.2. Duties. The corporate power of this Corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the Corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers.

        Section 4.3. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, the remaining directors by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting and until a successor is elected and qualified. If the vote of the remaining members of the Board shall result in a tie, the vacancy shall be filled by stockholders at the annual meeting or a special meeting called for the purpose. Stockholders shall be notified of the name, address, principal occupation and other pertinent information about any director elected by the Board of Directors to fill any vacancy.

        Section 4.4. Annual Meetings. The Board of Directors shall meet each year on the same date as the annual stockholder meeting set forth in Section
3.2. Such meeting shall be at a time fixed by the President and may be held in a manner consistent with Delaware law, including by telephone conference call, and shall be for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 4.5.

        Section 4.5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President or by any two directors at any place within or without the State of Delaware, by giving, or causing the Secretary or an assistant secretary to give, to each director by mail at least five (5) days before the meeting, or by facsimile, telegram, or personal cable, electronic mail, or personal service. Such meetings may be held in a manner consistent with Delaware law, including by telephone conference call.

        Section 4.6. Waiver of Notice. Any meeting of the Board of Directors, wheresoever held, at which all of the directors are present, shall be as valid as if held pursuant to proper notice, and in case a meeting shall be held without notice when all are not present but the absent directors shall have signed a waiver of notice of such meeting, whether before or after the time stated in said waiver, or shall thereafter sign the minutes of the meeting, the same shall be as valid and binding as though called upon due notice.

        Section 4.7. Quorum. At any meeting of the Board of Directors, the presence of one third of the number of directors holding office pursuant to
Section 4.1 before the beginning of the meeting shall constitute a quorum for the transaction of any business.

        Section 4.8. Organization. The President, or in the President's absence, a Vice President, or in their absence any director chosen by the directors present, shall call meetings of the Board of Directors to order, and shall act as chairman of such meetings. The Secretary or any assistant secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary or an assistant secretary, the presiding officer may appoint any director to act as secretary of the meeting.

        Section 4.9. Action Without Meeting. Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors of any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

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                                    ARTICLE V

                           OFFICERS OF THE CORPORATION

        Section 5.1. Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President and Secretary and shall be chosen by the Board of Directors. One person may hold any two offices except those of President and Secretary. Such officers shall be elected by the Board of Directors at its annual meeting, and shall hold office for one (1) year and/or until their respective successors are duly elected, appointed and shall have qualified. The Board of Directors may, from time to time, elect or appoint such other officers and agents, including but not limited to, one or more Vice Presidents, a Treasurer, a Controller, and any assistants for such officers, including assistant secretaries, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be prescribed by the Board of Directors. Vacancies among the officers shall be filled by the Board of Directors. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

        Section 5.2. President. The President of the Corporation shall, preside at all meetings of the stockholders and of the Board of Directors. The President shall have general supervision over the management and direction of the affairs of the Corporation, subject to the control of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board. Subject to the control of the Board of Directors, the President shall have supervision of all departments and of all other officers of the Corporation; the President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors.

        Section 5.3. Secretary. The Secretary shall attend and keep the minutes of all meetings of the Board of Directors and of the stockholders. The Secretary shall have charge and custody of the corporate records and corporate seal of the Corporation, if any, and shall in general perform all the duties incident to the office of the secretary of a corporation, subject at all times to the direction and control of the Board of Directors, and the President.

        Section 5.4. Removals. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at a regular meeting or at a special meeting of the Board called for that purpose, by any Committee upon whom such power of removal may be conferred by the Board of Directors or by a superior officer upon whom such power of removal may be conferred by the Board of Directors.

        Section 5.5. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director, for the time being, provided a majority of the entire Board of Directors concurs therein.

        Section 5.6. Execution of Documents. All contracts, leases and other instruments and legal documents shall be signed by the President, or any Vice President or Treasurer appointed by the Board of Directors or the President, and may be attested, to the extent required, by the Secretary or any assistant secretary.

All commercial paper, bonds, deeds and mortgages shall be signed by the President, or Treasurer appointed by the Board of Directors or the President, and may be attested, to the extent required, by the Secretary or any assistant secretary.

All checks, drafts, notes and orders for the payment of money shall be signed by officers or employees designated by the Board of Directors, President or Treasurer.

        Section 5.7. Loans to Officers. No loan of money or property or any advance on account of services to be performed in the future shall be made to any officer or director of the Corporation.

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                                   ARTICLE VI

                                 CORPORATE BOOKS

        Section 6.1. Place of Keeping, in General. Except as otherwise provided by the laws of the State of Delaware, the books and records of the Corporation may be kept at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time by resolution determine.

        Section 6.2. Stock Register or Transfer Book. The original or duplicate share register or transfer book shall contain a complete and accurate stockholders' list, alphabetically arranged, giving the names and addresses of all stockholders, the number and classes of shares held by each, and shall be kept within or without State of Delaware as may be specified by the Board of Directors.

                                   ARTICLE VII

                                    AMENDMENTS

         Section 7.1. Amendments. These by-laws may be amended, restated or repealed at any meeting of the Board of Directors by the vote of a majority of those attending a meeting at which a quorum exists.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        Section 8.1. Litigation Brought by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (other than an action by or in the right of the Corporation) (an "Action") by reasons of the fact that he or she is or was a director, officer, employee or agent of the Corporation (a "Corporate Person"), or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity (collectively, an "Authorized Capacity") of or for another corporation, unincorporated association, business trust, partnership, joint venture, trust or other legal entity, whether or not organized or formed for profit (collectively, "Another Entity"), against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action ("Expenses") if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe his or her conduct was unlawful.

        Section 8.2. Litigation by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Corporate Person, or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against Expenses actually and reasonably incurred by him or her in connection with that defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a court of equity or the court in which such action was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court of equity or other court shall deem proper.

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                                                                          PAGE 7

        Section 8.3. Successful Defense. To the extent that a person who is or was a Corporate Person or is or was serving in an Authorized Capacity of Another Entity at the request of the Corporation and has been successful on the merits or otherwise in defense of any action, referred to in Section 8.1 or 8.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by him or her in connection therewith.

        Section 8.4. Determination of Conduct. Any indemnification under Section
8.1 or 8.2 of this Article (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Section 8.1 or 8.2. Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such action, suit or proceeding, or (b) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting of two or more directors not at the time a party to such action, suit or proceeding, or (c) by special legal counsel, or (d) by the stockholders, provided, however, that shares owned by or voted under the control of persons who are at the time parties to such action, suit or proceeding may not be voted on the determination.

        Section 8.5. Advance Payment. The Corporation shall advance Expenses reasonably incurred by any Corporate Person in any Action in advance of the final disposition thereof upon the undertaking of such party to repay the advance unless it is ultimately determined that such party is entitled to indemnification hereunder, if (a) the indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has satisfied the standard of conduct in Section 8.1 or 8.2 and (b) a determination is made by those making the decision pursuant to Section 8.4 that the facts then known would not preclude indemnification under these By-Laws.

        Section 8.6. By-Law Not Exclusive. The indemnification provided by this
Article 8 shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 8.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article 8 or the Delaware General Corporation Law.

        Section 8.8. Effect of Invalidity. The invalidity or unenforceability of any provision of this Article 8 shall not affect the validity or enforceability of the remaining provisions of this Article 8.

        Section 8.9. Definition of Corporation. For purposes of this Article 8, references to "the Corporation" shall include, in addition to the surviving or resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger.

        Section 8.10. Change in Law. Notwithstanding the foregoing provisions of
Article 8, the Corporation shall indemnify any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity to the full extent permitted by the Delaware General Corporation Law or by any other applicable law, as may from time to time be in effect.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Stock of Other Corporations or Other Interests. Unless otherwise ordered by the Board of Directors, the Treasurer, Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders or securities of any corporation or other entity in

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                                                                          PAGE 8

which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Treasurer, Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.